UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 21, 2011
Date of Report (Date of earliest event reported)

Commission File No. 1-13300

CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1680 Capital One Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition.

On April 21, 2011, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2011. Copies of the Company’s press release and the financial supplement are attached and filed herewith as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

The Company hereby furnishes the information in Exhibit 99.3 hereto, Earnings Release Slides - First Quarter 2011 for the quarter ended March 31, 2011.

Note: Information in Exhibit 99.3 furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.3 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 8.01.Other Events.

(a)	See attached press release and financial supplement at Exhibits 99.1 and 99.2.

(b)	Cautionary Factors.

The attached press release and information provided pursuant to Items 2.02, 7.01 and 9.01 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•
general economic and business conditions in the U.S., the U.K., Canada, or the Company’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment);
•	financial, legal, regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder;
•	developments, changes or actions relating to any litigation matter involving the Company;
•	increases or decreases in interest rates;
•	the ability of the Company to access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;
•	the success of the Company’s marketing efforts in attracting and retaining customers;
•
increases or decreases in the Company’s aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses the Company incurs and attrition of loan balances;

•
the level of future repurchase or indemnification requests the Company may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against the Company, any developments in litigation and the actual recoveries the Company may make on any collateral relating to claims against it;

•	the amount and rate of deposit growth;
•	changes in the reputation of or expectations regarding the financial services industry or the Company with respect to practices, products or financial condition;
•	any significant disruption in the Company’s operations or technology platform;
•	the Company’s ability to maintain a compliance infrastructure suitable for its size and complexity;
•	the Company’s ability to control costs;
•	the amount of, and rate of growth in, the Company’s expenses as its business develops or changes or as it expands into new market areas;
•	the Company’s ability to execute on its strategic and operational plans;
•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting the Company’s response rates and consumer payments;
•	the ability of the Company to recruit and retain experienced personnel to assist in the management and operations of new products and services;
•	changes in the labor and employment markets;
•	the risk that cost savings and any other synergies from the Company’s acquisitions may not be fully realized or may take longer to realize than expected;
•	disruptions from the Company’s acquisitions negatively impacting its ability to maintain relationships with customers, employees or suppliers;
•	fraud or misconduct by the Company’s customers, employees or business partners;
•	competition from providers of products and services that compete with the Company’s businesses; and
•	other risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01.Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated April 21, 2011 - First Quarter 2011
99.2	Financial Supplement - First Quarter 2011
99.3	Earnings Release Slides - First Quarter 2011

Earnings Conference Call Webcast Information.

Capital One will hold an earnings conference call on April 21, 2011, 8:30 AM Eastern Daylight Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via Capital One’s home page (http://www.capitalone.com). Choose “Investors” to access the Investor Center and view and/or download the earnings press release, a reconciliation to GAAP financial measures and other relevant financial information. The replay of the webcast will be archived on Capital One’s website through May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: April 21, 2011	By:	/s/ Gary L. Perlin

Gary L. Perlin
Chief Financial Officer